UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2008

Movie Gallery, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24548	63-1120122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 West Main Street, Dothan, Alabama 36301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (334) 677-2108

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

Preliminary Note.

On May 20, 2008 (the “Effective Date”), Movie Gallery, Inc. (“Movie Gallery”) and each of its affiliates organized in the United States (collectively, the “Debtors”) consummated the transactions contemplated by the Second Amended Joint Plan of Reorganization of Movie Gallery, Inc. and Its Debtor Subsidiaries Under Chapter 11 of the Bankruptcy Code (as it has been amended, modified and supplemented, the “Plan”), dated April 9, 2008, as confirmed by the order (the “Confirmation Order”) of the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division (the “Bankruptcy Court”) entered on April 10, 2008, and emerged from chapter 11 in accordance with the Plan.

The description of the Plan in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of such document, a copy of which is filed as Exhibit 2.1 and is incorporated by reference herein.

On the Effective Date, Movie Gallery’s old common stock and other equity interests existing immediately prior to the Effective Date (the “Old Common Stock”) were cancelled. Pursuant to the Plan, on or promptly after the Effective Date, Movie Gallery will issue (i) 7,544,460 shares of common stock, par value $0.001 per share (the “New Common Stock”) to holders of 11% Senior Note Claims (as defined in the Plan), (ii) 8,251,498 shares of New Common Stock to Sopris Capital Advisers LLC (“Sopris”), on account of the conversion of the Sopris Second Lien Claims (as defined in the Plan), (iii) 5,000,000 shares of New Common Stock to participants in the Rights Offering (as defined in the Plan), (iv) 115,000 shares of New Common Stock to Sopris in satisfaction of its fee for providing the Backstop Commitment (as defined in the Plan), and (v) 60,000 shares of New Common Stock to Imperial Capital, LLC, on account of a claim against Movie Gallery for services rendered on behalf of the official committee of unsecured creditors during Movie Gallery’s chapter 11 proceedings. Movie Gallery will reserve 2,395,540 shares of New Common Stock for future issuance to holders of allowed claims in Classes 7A, 7B and 7E under the Plan.

In addition, Movie Gallery will reserve 2,828,226 shares of New Common Stock for future issuance as grants of equity, restricted stock or options under a management and directors equity incentive plan, the terms of which will be determined by Movie Gallery’s Board of Directors. Under the Plan, at a minimum, 50% of the awards under such management and directors equity incentive plan must be granted within 60 days following the Effective Date.

Warrants

Pursuant to the Plan, on or promptly after the Effective Date, Movie Gallery will issue warrants (the “$20 Warrants”) to purchase an aggregate of 1,229,815 shares of New Common Stock. Movie Gallery will issue 933,430 $20 Warrants to the holders of 11% Senior Note Claims and will reserve 296,385 $20 Warrants for future issuance to holders of allowed claims in Classes 7A, 7B and 7E under the Plan. In connection with the issuance of the $20 Warrants, Movie Gallery entered into the Series A Warrant Agreement (the “Warrant Agreement”) with American Stock Transfer and Trust Company, as warrant agent. Subject to the terms of the Warrant Agreement, each $20 Warrant entitles its holder to purchase one share of New Common Stock at an exercise price of $20. The $20 Warrants will expire on

May 15, 2015. The number of shares of New Common Stock issuable upon exercise of the $20 Warrants and the exercise price will be adjusted in connection with any dividend, distribution, subdivision, combination, reclassification, or recapitalization of the New Common Stock. In addition, the exercise price will be adjusted in connection with the issuance of additional New Common Stock at a price per share less than fifty percent (50%) of the exercise price then in effect or without consideration.

This description of the Warrant Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 4.1 and is incorporated by reference herein.

In addition, pursuant to the Plan, on or promptly after the Effective Date, Movie Gallery will issue (i) warrants (the “$10 Warrants”) to purchase an aggregate of 86,250 shares of New Common Stock to Sopris in satisfaction of the arrangement fee payable under the Seasonal Overadvance Facility (as defined in the Plan), and (ii) warrants (the “$0.01 Warrants” and, together with the $20 Warrants and the $10 Warrants, the “New Warrants”) to purchase up to an aggregate of 2,001,289 shares of New Common Stock to lenders under the Exit Facility (as defined in the Plan). The $10 Warrants and the $0.01 Warrants expire on May 26, 2015. Pursuant to the warrant certificates, each $10 Warrant entitles its holder to purchase one share of New Common Stock at an exercise price of $10 and each $0.01 Warrant entitles its holder to purchase one share of New Common Stock at an exercise price of $0.01. The number of shares of New Common Stock issuable upon exercise of the $10 Warrants and the $0.01 Warrants and the respective exercise prices will be adjusted in connection with any dividend, distribution, subdivision, combination, reclassification, or recapitalization of the New Common Stock. In addition, the respective exercise prices will be adjusted in connection with the issuance of additional New Common Stock at a price per share less than the exercise price or without consideration.

This description of the $10 Warrants and $0.01 Warrants is qualified in its entirety by reference to the full text of the form of warrant certificate for the $10 Warrants and the form of warrant certificate for the $0.01 Warrants, copies of which are filed herewith as Exhibits 4.2 and 4.3, respectively, and are incorporated by reference herein.

Registration Rights Agreement

On the Effective Date, Movie Gallery entered into a Registration Rights Agreement with Sopris and its affiliates. The Registration Rights Agreement provides registration rights for the shares of New Common Stock, New Warrants and the shares of New Common Stock issuable upon exercise of the New Warrants (collectively, the “Registrable Securities”).

Under the Registration Rights Agreement, and subject to certain restrictions, the holders of a majority of the Registrable Securities have the right to request that Movie Gallery effect the registration of the Registrable Securities held by such requesting holders, plus the Registrable Securities of any other holder giving Movie Gallery a timely request to join in such registration (a “Demand Registration”). Additionally, under the Registration Rights Agreement, and subject to certain restrictions, if Movie Gallery proposes to register any of its securities (other than pursuant to a Demand Registration) then Movie Gallery must provide the holders of Registrable Securities with piggyback registration rights to have their Registrable Securities included in such registration.

Movie Gallery agreed to pay certain expenses related to the filing of registration statements pursuant to the Registration Rights Agreement, except that certain underwriting fees and taxes relating to the Registrable Securities shall be borne by the sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered. The Registration Rights Agreement contains other customary provisions, including indemnification provisions.

This description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

ITEM 1.02	Termination of a Material Definitive Agreement.

Debt Securities

On the Effective Date and pursuant to the Plan, the following outstanding debt securities of Movie Gallery were cancelled, and the indentures governing such debt securities were terminated (except that the indentures continue in effect solely for the purposes of allowing holders of the notes to receive distributions under the Plan and allowing the trustees to exercise certain rights):

•

11% senior notes due May 1, 2012, issued by Movie Gallery and guaranteed by each of its domestic subsidiaries, and the related Indenture, dated April 27, 2005, among Movie Gallery, Movie Gallery US, Inc., Movie Gallery Services, Inc., Movie Gallery Licenses, Inc., Movie Gallery Finance Inc., Movie Gallery Asset Management, Inc., M.G.A. Realty I, LLC, M.G. Digital, LLC, Hollywood Entertainment and SunTrust Bank.

•

9.625% senior subordinated notes due March 15, 2011, issued by Hollywood Entertainment Corporation (“Hollywood Entertainment”), and the related Indenture, dated January 25, 2002, among Hollywood Entertainment and BNY Western Trust Company, as supplemented; and

DIP Credit Agreement

On the Effective Date and pursuant to the Plan, the $150 million Secured Super-Priority Debtor in Possession Credit and Guaranty Agreement among Movie Gallery, as borrower, and the other Debtors as guarantors, Goldman Sachs Credit Partners L.P., as lead arranger and syndication agent, The Bank of New York, as administrative agent and collateral agent, Goldman Sachs Credit Partners L.P., as documentation agent, and the banks, financial institutions, and other lenders parties thereto, as may be amended, modified, ratified, extended, renewed, restated or replaced (the “DIP Credit Agreement”), was terminated. The creditors under the DIP Credit Agreement were paid in full in cash on the Effective Date.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

First Lien Credit Facility

On the Effective Date, Movie Gallery and certain of its subsidiaries entered into the Amended and Restated First Lien Credit and Guaranty Agreement with a syndicate of lenders, Wilmington Trust Company, as administrative agent, and Deutsche Bank Trust Company Americas, as collateral agent, which amended and restated the First Lien and Guaranty Agreement, dated March 8, 2007. The Amended and Restated First Lien Credit and Guaranty Agreement is a senior secured credit facility in an aggregate amount not to exceed $626,488,750 (plus accrued and capitalized interest and fees), consisting of $602,988,750 aggregate principal amount of term loans (the “First Lien Term Loan Facility”) and $23,500,000 aggregate principal amount of letters of credit (the “Letter of Credit Facility” and, together with the First Lien Term Loan Facility, the “First Lien Credit Facility”).

Borrowings under the First Lien Term Loan Facility bear interest at a floating rate based on, at the option of Movie Gallery, the Base Rate or Adjusted Eurodollar Rate (each as defined in the First Lien Credit Facility) plus (i) in the case of Base Rate Loans (as defined in the First Lien Credit Facility), 6.25% per annum plus the Applicable Margin Adjustment (as defined in the First Lien Credit Facility), plus interest at 2.75% per annum minus the Applicable Margin Adjustment to be added to the principal amount of such term loans, and (ii) in the case of Eurodollar Rate Loans (as defined in the First Lien Credit Facility), 7.25% per annum plus the Applicable Margin Adjustment, plus interest at 2.75% per annum minus the Applicable Margin Adjustment to be added to the principal amount of such term loans. Disbursements under the Letter of Credit Facility bear interest at a rate equal to (a) for the period from the date of such disbursement to the applicable reimbursement date (as defined in the First Lien Credit Facility), the rate of interest with respect to Base Rate Loans, and (b) thereafter, the rate of interest with respect to Base Rate Loans plus 2% per annum.

In addition, Movie Gallery must pay certain fees to the lenders under the First Lien Credit Facility. Under the First Lien Term Loan Facility, Movie Gallery must pay to the lenders (i) 1.75% of the aggregate principal amount of the term loans outstanding on the Closing Date (as defined in the First Lien Credit Facility), (ii) 0.75% of the aggregate principal amount of the term loans outstanding on the Closing Date, to be added to the principal amount of each lender’s term loans, (iii) 0.50% of the aggregate principal amount of the term loans (including capitalized interest) outstanding on the date that is eighteen months after the Closing Date, and (iv) 0.50% of the aggregate principal amount of the term loans (including capitalized interest) outstanding on the two year anniversary of the Closing Date, along with certain other administrative fees. Under the Letter of Credit Facility, Movie Gallery must pay to the lenders (i) letter of credit fees equal to the Adjusted Eurodollar Rate plus 5.75% per annum, times the average daily amount of letter of credit commitments, and (ii) a fronting fee equal to 0.50% per annum, times the average aggregate daily maximum amount available to be drawn under the Letter of Credit Facility, along with certain other administrative fees.

The First Lien Term Loan Facility requires quarterly payments of principal equal to 0.25% of the original aggregate principal amount of the terms loans on the last day of each calendar quarter of each year commencing on June 30, 2008. The remaining unpaid amount is due and payable at the earlier of (i) May 20, 2012 and (ii) the date that is ninety days after the aggregate principal amount of the terms loans does not exceed $20,000,000. With respect to Base Rate Loans, interest is payable on March 31, June 30, September 30 and December 31 of each year, and with respect to Eurodollar Rate Loans, interest is payable on the last day of each applicable interest period, but in no event less often than quarterly.

Movie Gallery may voluntarily prepay any term loans in whole or in part without any penalty or premium. Movie Gallery must make prepayments on the term loans following the occurrence of certain events, such as asset sales, receipt of insurance or condemnation proceeds, issuance of equity securities, issuance of debt, consolidated excess cash flow, or excess cash on hand. Pursuant to the First Lien Term Loan Facility, amounts borrowed and subsequently repaid or prepaid may not be reborrowed.

The obligations under the First Lien Credit Facility are unconditionally guaranteed by Movie Gallery and each of its domestic subsidiaries and, at the election of Movie Gallery and upon compliance with certain requirements, Movie Gallery Canada, Inc. (“Movie Gallery Canada”). The obligations under the First Lien Credit Facility are also secured by a first priority lien on substantially all the assets of Movie Gallery and the other guarantors, including a pledge of all the equity interests of each of their respective domestic subsidiaries and 65% of all the equity interests of each of their respective foreign subsidiaries.

The First Lien Credit Facility contains customary covenants for facilities of this type, including covenants that will limit the ability of Movie Gallery, the guarantors and other subsidiaries to incur or guarantee additional indebtedness, incur liens, make further negative pledges, pay dividends on or repurchase stock, restrict dividends or other distributions from Movie Gallery’s subsidiaries, make certain types of investments, sell assets, merge with other companies, dispose of subsidiary interests, enter into sales and lease-back transactions, enter into transactions with affiliates, or change lines of business. In addition, Movie Gallery must also comply with certain financial covenants, including (i) a minimum ratio of Consolidated Adjusted EBITDA (as defined in the First Lien Credit Facility) to consolidated interest expense, (ii) a maximum ratio of total first lien debt to Consolidated Adjusted EBITDA, (iii) a maximum ratio of total secured debt to Consolidated Adjusted EBITDA, and (iv) maximum capital expenditures

The proceeds of the terms loans and the letters of credit shall be applied by Movie Gallery for working capital and general corporate purposes.

This description of the First Lien Credit Facility is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated by reference herein.

Second Lien Credit Facility

On the Effective Date, Movie Gallery and certain of its subsidiaries entered into the Amended and Restated Second Lien Credit and Guaranty Agreement with a syndicate of lenders and Wells Fargo Bank, as administrative agent and collateral agent, which amended and restated the Second Lien and Guaranty Agreement, dated March 8, 2007. The Amended and Restated Second Lien Credit and Guaranty Agreement is a senior secured credit facility which provides for term loans in an aggregate principal amount not to exceed $117,141,030 (plus accrued and capitalized interest and fees) (the “Second Lien Credit Facility”).

Borrowings under the Second Lien Credit Facility bear interest at a floating rate based on, at the option of Movie Gallery, the Base Rate or Adjusted Eurodollar Rate (each as defined in the Second Lien Credit Facility) plus the Applicable Margin (as defined in the Second Lien Credit Facility). In addition, Movie Gallery must pay (i) on the date that is eighteen months after the Effective Date, a fee in an amount equal to 0.50% of the then unpaid principal amount of each term loan, which amount shall be added to the outstanding principal amount of the term loans, (ii) on the second anniversary of the Effective Date, a fee in an amount equal to 0.50% of the then unpaid principal amount of each term loan, which amount shall be added to the outstanding principal amount of the term loans, and (iii) certain other administrative fees.

The Second Lien Credit Facility requires that the term loans be paid in full no later than November 20, 2012. Interest shall be paid by adding such interest to the principal amount of the outstanding term loans, provided that interest shall be paid in cash on the last day of each applicable interest period but in no event less often than quarterly following an Interest Event (as defined in the Second Lien Credit Facility).

Subject to certain restrictions, Movie Gallery may voluntarily prepay any term loans in whole or in part, but the Second Lien Credit Facility requires such repayments be made at 102.0% of the amount repaid if repayment occurs prior to the second anniversary of the Effective Date and at 101.0% of the amount repaid if repayment occurs after the second anniversary but before the third anniversary of the Effective Date. Subject to the prior repayment of all obligations under the First Lien Credit Facility, Movie Gallery must make prepayments on the term loans following the occurrence of certain events, such as asset sales, receipt of insurance or condemnation proceeds, issuance of equity securities, issuance of debt, consolidated excess cash flow, or excess cash on hand. Pursuant to the Second Lien Credit Facility, amounts borrowed and subsequently repaid or prepaid may not be reborrowed.

The obligations under the Second Lien Credit Facility are unconditionally guaranteed by Movie Gallery and each of its domestic subsidiaries and, at the election of Movie Gallery and upon compliance with certain requirements, Movie Gallery Canada. The obligations under the Second Lien Credit Facility are also secured by a second priority lien on substantially all the assets of Movie Gallery and the other guarantors, including a pledge of all the equity interests of each of their respective domestic subsidiaries and 65% of all the equity interests of each of their respective foreign subsidiaries.

The Second Lien Credit Facility contains customary covenants for facilities of this type, including covenants that will limit the ability of Movie Gallery, the other guarantors and other subsidiaries to incur or guarantee additional indebtedness, incur liens, make further negative pledges, pay dividends on or repurchase stock, restrict dividends or other distributions from Movie Gallery’s subsidiaries, make certain types of investments, sell assets, merge with other companies, dispose of subsidiary interests, enter into sales and lease-back transactions, enter into transactions with affiliates, or change lines of business.

Movie Gallery will use borrowings under the Second Lien Credit Facility (i) to fund the transactions contemplated by the Plan and the payment of administrative fees and other fees and expenses relating to Movie Gallery’s implementation of the Plan, (ii) to pay certain other fees and expenses relating to the Second Lien Credit Facility, and (iii) for general working capital and other corporate purposes.

This description of the Second Lien Credit Facility is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.3 and is incorporated by reference herein.

Revolving Credit Agreement

On the Effective Date, Movie Gallery and certain of its subsidiaries entered into the Revolving Credit and Guaranty Agreement with various lenders, Sopris Partners Series A of Sopris Capital Partners, LP, as arranger, The Bank of New York, as administrative agent, and Deutsche Bank Trust Company Americas, as collateral agent. The Revolving Credit and Guaranty Agreement is a senior secured credit facility which provides for revolving loans up to an aggregate principal amount of $100,000,000 (the “Revolving Credit Facility”).

Loans under the Revolving Credit Facility bear interest at a floating rate based on, at the option of Movie Gallery, the Base Rate or Adjusted Eurodollar Rate (each as defined in the Revolving Credit Facility), plus a margin of 1.5% in the case of Base Rate Loans (as defined in the Revolving Credit Facility)or 3.0% in the case of Eurodollar Rate Loans (as defined in the Revolving Credit Facility). In addition, Movie Gallery must pay commitment fees equal to the average of the daily difference between the revolving commitments and the aggregate principal amount of all outstanding loans, times 0.375% per annum.

Amounts borrowed under the Revolving Credit Facility may be repaid and reborrowed, with the final payment due and payable at the earlier of (i) the third anniversary of the Closing Date (as defined in the Revolving Credit Facility) and (ii) the date that Movie Gallery terminates the revolving commitments. Interest is payable (a) in the case of Base Rate Loans, on the last day of each calendar month and (b) in the case of Eurodollar Rate Loans, on the last day of each applicable interest period. Movie Gallery may voluntarily prepay any revolving loans in whole or in part without penalty or premium. In the event that at any time the sum of the aggregate principal amount of all outstanding revolving loans exceeds the lesser of (i) the Borrowing Base (as defined in the Revolving Credit Facility) and (ii) the aggregate commitments under the Revolving Credit Facility, Movie Gallery will be required to make prepayments in the amount of such excess.

The obligations under the Revolving Credit Facility are unconditionally guaranteed by Movie Gallery and each of its domestic subsidiaries and, at the election of Movie Gallery and upon compliance with certain requirements, Movie Gallery Canada. The obligations under the Revolving Credit Facility are also secured by a first priority lien on substantially all the assets of Movie Gallery and the other guarantors, including a pledge of all the equity interests of each of their respective domestic subsidiaries and 65% of all the equity interests of each of their respective foreign subsidiaries.

The Revolving Credit Facility contains customary covenants for facilities of this type, including covenants that will limit the ability of Movie Gallery, the other guarantors and other subsidiaries to incur or guarantee additional indebtedness, incur liens, make further negative pledges, pay dividends on or repurchase stock, restrict dividends or other distributions from Movie Gallery’s subsidiaries, make certain types of investments, sell assets, merge with other companies, dispose of subsidiary interests, enter into sales and lease-back transactions, enter into transactions with affiliates, or change lines of business. Pursuant to the Revolving Credit Facility, Movie Gallery must comply with the financial covenants sets forth in the First Lien Credit Facility.

Movie Gallery will use borrowings under the Revolving Credit Facility (i) to fund the transactions contemplated by the Plan and the payment of administrative fees and other fees and expenses relating to Movie Gallery’s implementation of the Plan, (ii) to pay certain other fees and expenses relating to the Revolving Credit Facility, and (iii) for general working capital and other corporate purposes.

This description of the Revolving Credit Facility is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.4 and is incorporated by reference herein.

ITEM 3.02	Unregistered Sales of Equity Securities.

As disclosed under Item 1.01 above, pursuant to the Plan, Movie Gallery issued (i) 7,544,460 shares of New Common Stock to holders of 11% Senior Note Claims (as defined in the Plan), (ii) 8,251,498 shares of New Common Stock to Sopris, on account of the conversion of the Sopris Second Lien Claims (as defined in the Plan), (iii) 5,000,000 shares of New Common Stock to participants in the Rights Offering (as defined in the Plan), (iv) 115,000 shares of New Common Stock to Sopris in satisfaction of its fee for providing the Backstop Commitment (as defined in the Plan), and (v) 60,000 shares of New Common Stock to Imperial Capital, LLC, on account of a claim against Movie Gallery for services rendered on behalf of the official committee of unsecured creditors during Movie Gallery’s chapter 11 proceedings. Movie Gallery will reserve (a) 2,395,540 shares of New Common Stock for future issuance to holders of allowed claims in Classes 7A, 7B and 7E under the Plan, and (b) 2,828,226 shares of New Common Stock for future issuance as grants of equity, restricted stock or options under a management and directors equity incentive plan.

In addition, as disclosed under Item 1.01, Movie Gallery will issue (i) the $20 Warrants to purchase 933,430 shares of New Common Stock to the holders of 11% Senior Note Claims and will reserve $20 Warrants to purchase 296,385 shares of New Common Stock for future issuance to holders of allowed claims in Classes 7A, 7B and 7E under the Plan, (ii) the $10 Warrants to purchase 86,250 shares of New Common Stock to Sopris in satisfaction of the arrangement fee payable under the Seasonal Overadvance Facility, and (iii) the $0.01 Warrants to purchase 2,001,289 shares of New Common Stock to lenders under the Exit Facility.

Based on the Confirmation Order, Movie Gallery relied on Section 1145(a)(1) of the United Stated Bankruptcy Code (the “Bankruptcy Code”) to exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), the issuance of the New Common Stock and the New Warrants to holders of claims as outlined above. Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under Section 5 of the Securities Act and state laws if three principal requirements are satisfied:

•

the securities must be offered and sold under a plan of reorganization and must be securities of the debtor, of an affiliate participating in a joint plan of reorganization with the debtor, or of a successor to the debtor under the plan of reorganization;

•	the recipients of the securities must hold claims against or interests in the debtor; and

•	the securities must be issued in exchange, or principally in exchange, for the recipient’s claim against or interest in the debtor.

Movie Gallery relied upon Section 4(2) of the Securities Act in connection with the issuance of the New Common Stock and New Warrants to Sopris to the extent that Section 1145(a)(1) was not available.

The form of stock certificate that will represent the New Common Stock is filed herewith as Exhibit 4.4 and is incorporated by reference herein.

ITEM 3.03	Material Modifications to Rights of Security Holders.

As disclosed under Items 1.01 and 1.02 above, on the Effective Date, Movie Gallery’s Old Common Stock, 11% senior notes, and 9.625% senior subordinated notes were cancelled. Holders of Old Common Stock will receive no distribution or consideration on account of their interests, and the former note holders will receive those distributions provided in the Plan.

ITEM 5.01	Changes in Control of Registrant.

The information regarding the cancellation of the Old Common Stock set forth under Item 3.03 of this Current Report on Form 8-K is incorporated by reference herein.

The information regarding the issuance of the New Common Stock set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Pursuant to the Plan, Sopris acquired an aggregate of 17,384,730 shares of New Common Stock, representing approximately 74% of Movie Gallery’s outstanding New Common Stock as of the Effective Date.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departing Directors and Officers

On the Effective Date and pursuant to the Plan, the following directors resigned from the Board of Directors of Movie Gallery: H. Harrison Parrish, John J. Jump, William B. Snow, and James C. Lockwood.

Also on the Effective Date, Joe Malugen was replaced as Chairman, President and Chief Executive Officer of Movie Gallery.

Newly Appointed Directors

In addition, on the Effective Date and pursuant to the Plan, the following individuals were appointed members of Movie Gallery’s Board of Directors: Robert Fiorella, Mark E. Holliday, Thomas B. McGrath, Steven D. Scheiwe, Richard L. Shorten, Jr., and Neil S. Subin. Joe Malugen, a director prior to the Effective Date, will remain on the Board of Directors following the Effective Date. Mr. Subin will serve as Chairman of the Board of Directors.

Committee Memberships

The Audit Committee of the Board of Directors consists of Messrs. Holliday (chairman), Scheiwe, and Fiorella. The Compensation Committee consists of Messrs. Shorten (chairman), Subin, and McGrath.

Executive Officers

Effective May 20, 2008, Clarence J. Gabriel, Jr., 54, was appointed as President and Chief Executive Officer of Movie Gallery. From December 2002 until May 2008, Mr. Gabriel served as Executive Vice President of Supply Chain Management & Merchandising for Albertsons, Inc., a food and drug retailer.

Employment Agreement with Executive Officer

On the Effective Date, Movie Gallery entered into an Employment Agreement with Mr. Gabriel. Pursuant to the Employment Agreement, Movie Gallery agreed to employ Mr. Gabriel as its President and Chief Executive Officer commencing on May 21, 2008. Mr. Gabriel’s compensation under the Employment Agreement is as follows:

•	$500,000 annual salary;

•	an annual target bonus of 100% of base salary based on the achievement of performance measures set by the Board of Directors;

•

an initial grant of an option to purchase 1% of the outstanding New Common Stock with an exercise price equal to the fair market value of a share of New Common Stock on the grant date (the “Option Grant Date”), one third of such shares vesting on each of the first three anniversaries of the grant date;

•

a grant of an additional option to purchase up to 4.0% of the outstanding New Common Stock, based on the achievement of certain performance criteria during 2009, at an exercise price equal to the greater of (i) the fair market value on the Option Grant Date, or (ii) the fair market value on the grant date of such additional option, one third of such shares vesting on each of the first three anniversaries of the grant date;

•	reimbursement for reasonable moving expenses up to $250,000; and

•	participation in supplemental life insurance and other benefit programs generally applicable to senior executives.

In the event of a change of control during Mr. Gabriel’s employment, he will immediately and fully vest in his granted options.

Pursuant to the Agreement, Movie Gallery may terminate Mr. Gabriel’s employment at any time, for any or no reason, by giving Mr. Gabriel 30 days advance written notice. In the event Mr. Gabriel’s employment is terminated without cause, Movie Gallery must pay Mr. Gabriel a severance amount equal to two times his salary in equal installments over a period of two years from his termination date. Mr. Gabriel may terminate his employment at any time, for any or no reason, by giving Movie Gallery 60 days advance written notice.

Mr. Gabriel is subject to certain restrictive covenants under the Employment Agreement, including covenants relating to the nondisclosure of confidential information, non-competition, and non-solicitation of employees.

This description of Mr. Gabriel’s employment agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.5 and is incorporated by reference herein.

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with Movie Gallery’s reorganization and emergence from bankruptcy, Movie Gallery adopted an Amended and Restated Certificate of Incorporation (the “Certificate”) and Amended and Restated Bylaws (the “Bylaws”), effective as of the Effective Date. The following sets forth a description of the key provisions of the Certificate and the Bylaws. This description of the Certificate and the Bylaws is qualified in its entirety by reference to the full text of these documents, copies of which are filed as Exhibits 3.1 and 3.2, respectively, and are incorporated by reference herein.

Authorized Capital Stock

The total number of shares of all classes of stock that Movie Gallery is authorized to issue is 62,000,000 shares, consisting of 60,000,000 shares of New Common Stock and 2,000,000 shares of Preferred Stock, par value $0.01 per share. All of the New Common Stock issued under the Plan is fully paid and nonassessable.

Voting Rights

Each outstanding share of stock of Movie Gallery entitles the holder thereof to one vote on each matter on which stockholders generally are entitled to vote.

Dividends

The stockholders are entitled to receive dividends, if and when declared payable from time to time by the Board of Directors.

Preemptive or Similar Rights

The New Common Stock is not entitled to preemptive or other similar subscription rights to purchase any securities of Movie Gallery.

Conversion Rights

The New Common Stock is not convertible or exchangeable into any other security of Movie Gallery.

Preferred Stock

The Board of Directors is authorized to provide for the issuance of shares of Preferred Stock in one or more series, to fix or alter from time to time the designation, powers, preferences, and rights of the shares of each such series and the qualifications, limitations, or restrictions of a wholly unissued series of Preferred Stock, to establish from time to time the number of shares constituting any such series or any of them, and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding.

Restriction on Issuance of Non-Voting Securities

Movie Gallery shall not issue any class of non-voting equity securities unless and solely to the extent permitted by section 1123(a)(6) of the Bankruptcy Code; provided, however, that this restriction (A) will have no further force and effect beyond that required under section 1123(a)(6) of the Bankruptcy Code; (B) will have such force and effect, if any, only for so long as section 1123(a)(6) of the Bankruptcy Code is in effect and applicable to the corporation; and (C) in all events may be amended or eliminated in accordance with applicable law from time to time in effect.

Number of Directors

The Bylaws provide that the Board of Directors of Movie Gallery shall consist of not less than five nor more than nine directors. The exact number of directors shall be fixed by a resolution approved by the Board of Directors.

Removal of Directors

The Bylaws provide that any director may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Vacancies on the Board of Directors

The Bylaws provide that vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, or by the stockholders.

Special Meetings of Stockholders

The Bylaws provide that special meetings of Movie Gallery’s stockholders may be called only by any officer at the request of a majority of the Board of Directors, the Chairman of the Board of Directors, the President, the Chief Executive Officer or the holders of at least 51% of the outstanding shares of New Common Stock.

Quorum at Meeting of Stockholders

The Bylaws provide that the presence in person or by proxy of the holders of a majority of the shares entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Advance Notice Procedures for Stockholder Proposals

The Bylaws contain an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to the Board of Directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given Movie Gallery’s corporate secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the annual meeting. Although the Bylaws do not give the Board of Directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of Movie Gallery.

Action by Written Consent

Stockholders may take action by written consent in lieu of a meeting.

Limitation of Personal Liability of Directors

The Certificate provides that a director of Movie Gallery shall not be personally liable to Movie Gallery or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director, except a director shall be liable (i) for any breach of the director’s duty of loyalty to Movie Gallery or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which such director derived an improper personal benefit.

Indemnification

The Certificate and the Bylaws provide that Movie Gallery shall indemnify to the fullest extent authorized or permitted by law any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil, criminal or otherwise) by reason of the fact that he, his testator or estate is or was a director or officer of Movie Gallery or by reason of the fact that such director or officer, at the request of Movie Gallery, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise in any capacity, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement incurred in connection with such action, suit, or proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Movie Gallery, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Movie Gallery may also enter into contracts with any director, officer, employee, or agent of the corporation for the purpose of providing indemnification rights equivalent to or greater than those discussed immediately above.

The indemnification permitted by the Certificate shall not affect any rights to indemnification to which employees other than directors and officers may be entitled by law. The indemnification permitted by the Bylaws shall not be deemed exclusive of any other rights to which any person may be entitled under any agreement, vote of stockholders, or disinterested directors, pursuant to the direction of any court of competent jurisdiction or otherwise.

Pursuant to the Certificate and the Bylaws, Movie Gallery may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation.

Amendment of the Bylaws

The Certificate provides that the Board of Directors is authorized to adopt, repeal, rescind, alter, or amend the Bylaws. The Bylaws may also be adopted, repealed, rescinded, altered, or amended by the stockholders of Movie Gallery, by the affirmative vote of a majority of the voting powers of all outstanding shares, subject to the rights of the holders of any series of Preferred Stock, regardless of class and voting together as a single voting class.

Forward-Looking Statements

This Current Report on Form 8-K and the documents incorporated by reference into this Current Report, as well as other statements made by Movie Gallery, may contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, that reflect, when made, Movie Gallery’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to Movie Gallery’s operations and business environment, which may cause the actual results of Movie Gallery to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) the ability of Movie Gallery to successfully implement all post-emergence aspects of the Plan as confirmed; (ii) the ability of Movie Gallery to manage liquidity needs and operate subject to the terms of its financing facilities; (iii) the ability of Movie Gallery to maintain contracts and leases that are critical to its operations; (iv) the ability of Movie Gallery to execute its business plans and strategy, including the operational restructuring initially announced in 2007, and to do so in a timely fashion; (v) financial results that may be volatile and may not reflect historical trends; (vi) the ability of Movie Gallery to attract, motivate and/or retain key executives and associates; (vii) general economic or business conditions affecting the video and game rental and sale industry (which is dependent on consumer spending), either nationally or regionally, being less favorable than expected; and (viii) Movie Gallery’s ability to attract and retain customers; and (ix) increased competition in the video and game rental and sale industry. Other risk factors are listed from time to time in Movie Gallery’s Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the year ended December 31, 2006. Movie Gallery disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

2.1	Second Amended Joint Plan of Reorganization of Movie Gallery, Inc. and Its Debtor Subsidiaries Under Chapter 11 of the Bankruptcy Code, dated April 9, 2008, incorporated by reference to Exhibit 99.2 of Movie Gallery’s Current Report on Form 8-K, dated April 10, 2008.

3.1	Amended and Restated Certificate of Incorporation of Movie Gallery, Inc.

3.2	Amended and Restated Bylaws of Movie Gallery, Inc.

4.1	Series A Warrant Agreement, dated as of May 20, 2008, by and between Movie Gallery, Inc. and American Stock Transfer and Trust Company, as Warrant Agent.

4.2	Form of Warrant Certificate for $10 Warrants.

4.3	Form of Warrant Certificate for $0.01 Warrants.

4.4	Form of Stock Certificate of common stock.

10.1	Registration Rights Agreement, dated as of May 20, 2008, by and among Movie Gallery, Inc., Sopris Capital Advisors LLC and its Affiliates.

10.2	Amended and Restated First Lien Credit and Guaranty Agreement, dated as of March 8, 2007, as amended and restated as of May 20, 2008, among Movie Gallery, Inc., certain subsidiaries of Movie Gallery, Inc., as guarantors, Wilmington Trust Company, as administrative agent, Deutsche Bank Trust Company Americas, as collateral agent, and the lenders and other financial institutions parties thereto.

10.3	Amended and Restated Second Lien Credit and Guaranty Agreement, dated as of May 20, 2008, among Movie Gallery, Inc., certain subsidiaries of Movie Gallery, Inc., as guarantors, Wells Fargo Bank, N.A., as administrative agent and collateral agent, and the lenders and other financial institutions parties thereto.

10.4	Revolving Credit and Guaranty Agreement, dated as of May 20, 2008, among Movie Gallery, Inc., certain subsidiaries of Movie Gallery, Inc., as guarantors, Sopris Partners Series A of Sopris Capital Partners, LP, as arranger, The Bank of New York, as administrative agent, Deutsche Bank Trust Company Americas, as collateral agent, and the lenders and other financial institutions parties thereto.

10.5	Employment Agreement, dated as of May 20, 2008, by and between Clarence J. Gabriel, Jr. and Movie Gallery, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVIE GALLERY, INC.

Date: May 27, 2008	BY:	/s/ S. Page Todd
S. Page Todd
Executive Vice President, Secretary and General Counsel